Exhibit 99.1

The First Bancshares to Present at Burkenroad Reports Investment Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 22, 2021--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association,(www.thefirstbank.com) will make a presentation to bank stock analysts and investors at the 24th Annual Burkenroad Reports Investment Conference on Friday, April 23, 2021 at 10:00 a.m. Central Time.

The conference will be held on Friday, April 23, 2021 from 8:00 a.m. to 3:00 p.m. Central Time and is free and open to the public. To register, go to www.burkenroad.org.

The presentation will be livestreamed on the company’s website www.thefirstbank.com under Investor Relations. A replay of the presentation will be available following the conference.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998